Exhibit 15.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-156150, No. 333-145013 and 333-103222) of Randgold Resources Limited of our report dated June 21, 2007 relating to the financial statements of Société de Mines de Morila SA, which appears in this Annual Report on Form 20-F.

/s/ PRICEWATERHOUSECOOPERS INC
PRICEWATERHOUSECOOPERS INC
Registered Auditor
Johannesburg, South Africa
May 15, 2009